As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-260610

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RedBall Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

667 Madison Avenue

16th Floor

New York, NY 10065

Telephone: (212) 235-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Grochow

667 Madison Avenue

16th Floor

New York, NY 10065

(212) 235-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Bibona Joshua Wechsler Randi Lally Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Stephane Levy John McKenna Rupa Briggs David Silverman Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

RedBall Acquisition Corp. is filing this Amendment No. 5 to its Registration Statement on Form S-4 (File No. 333-260610) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.    Exhibits and Financial Statements Schedules.

(a)	Exhibits.

Exhibit Number	Description of Exhibits

2.1†	Business Combination Agreement, dated as of October 13, 2021, by and among the Registrant, SeatGeek, Inc., Showstop Merger Sub I Inc., and Showstop Merger Sub II LLC (included as Annex A-1 to this proxy statement/prospectus).

2.2†	First Amendment to Business Combination Agreement and Plan of Reorganization, dated as of December 12, 2021, by and among the Registrant, SeatGeek, Inc., Showstop Merger Sub I Inc., and Showstop Merger Sub II LLC (included as Annex A-2 to this proxy statement/prospectus).

2.3†	Second Amendment to Business Combination Agreement and Plan of Reorganization, dated as of March 28, 2022, by and among the Registrant, SeatGeek, Inc., Showstop Merger Sub I Inc., and Showstop Merger Sub II LLC (included as Annex A-3 to this proxy statement/prospectus).

3.1	Amended and Restated Memorandum and Articles of Association of the Registrant (Included as Annex J to the proxy statement/prospectus).

3.2	Form of Certificate of Incorporation of SeatGeek, Inc., to become effective upon completion of the Domestication (included as Annex K to the proxy statement/prospectus).

3.3	Form of Proposed Bylaws of SeatGeek, Inc., to become effective upon completion of the Domestication (included as Annex L to the proxy statement/prospectus).

4.1#(1)	Specimen Unit Certificate.

4.2#(2)	Specimen Ordinary Share Certificate.

4.3#(3)	Specimen Warrant Certificate.

4.4#(5)	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

4.5#	Form of Certificate of Corporate Domestication of SeatGeek, Inc., to be field with the Secretary of State of Delaware.

5.1#	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

8.1#	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, regarding material U.S. federal income tax matters.

10.1	Form of Subscription Agreement (included as Annex D to this proxy statement/prospectus).

10.2	Form of Warrant Subscription Agreement (included as Annex M to this proxy statement/prospectus).

10.3#(6)	Backstop Subscription, dated as of October 13, 2021, by and between RedBall Acquisition Corp. and RedBall SponsorCo LP.

10.4#(6)	Sponsor Support Agreement, dated as of October 13, 2021, by and between RedBall Acquisition Corp. and RedBall SponsorCo LP.

10.5#(6)	Stockholder Support Agreement, dated as of October 13, 2021, by and among RedBall Acquisition Corp., SeatGeek, Inc. and Persons set forth on Schedule I thereto.

10.6	Form of Amended and Restated Registration Rights Agreement (included as Annex F to this proxy statement/prospectus).

Exhibit Number	Description of Exhibits

10.7	Form of Lock-Up Agreement (included as Annex G to this proxy statement/prospectus).

10.8^	New SeatGeek 2022 Equity Incentive Plan (included as Annex H to this proxy statement/prospectus).

10.9^	New SeatGeek 2022 Employee Stock Purchase Plan (included as Annex I to this proxy statement/prospectus).

10.10#(5)	Letter Agreement, dated as of August 12, 2020, by and among the Registrant, its executive officers, its directors and RedBall SponsorCo LP.

10.11#(5)	Investment Management Trust Agreement, dated as of August 12, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as trustee.

10.12#(5)	Registration and Shareholders Rights Agreement, dated as of August 12, 2020, by and among the Registrant, RedBall SponsorCo LP and the Registrant’s independent directors.

10.13#(5)	Private Placement Warrants Purchase Agreement, dated as of August 12, 2020, by and between the Registrant and RedBall SponsorCo LP.

10.14#(5)	Administrative Services Agreement, dated as of August 12, 2020, by and between the Registrant and RedBall SponsorCo LP.

10.15#(7)	Form of Indemnity Agreement.

10.16#(8)	Promissory Note issued to RedBall SponsorCo LP, dated as of June 10, 2020.

10.17#(9)	Securities Subscription Agreement between RedBall SponsorCo LP and the Registrant.

10.18#(10)	Form of Forward Purchase Agreement, by and among the Registrant and the Parties thereto.

10.19#(11)	Retainer Agreement, dated as of July 26, 2020, by and among the Registrant, RedBall SponsorCo LP and Rice, Hadley, Gates & Manuel LLC.

10.20#	Agreement of Lease, dated October 4, 2018, by and between SeatGeek, Inc. and 902 Associates.

10.21#	Loan and Security Agreement, dated as of June 12, 2019, by and among SeatGeek, Inc., Every Fan Tickets, LLC and Hercules Capital, Inc., as both agent and lender.

10.22#	Warrant Agreement, dated as of June 12, 2019, by and between SeatGeek, Inc. and Hercules Capital, Inc.

10.23^#	SeatGeek 2009 Equity Incentive Plan.

10.24^#	SeatGeek 2009 Equity Incentive Plan Form of Stock Option Grant Notice.

10.25^#	SeatGeek 2009 Equity Incentive Plan Notice of Exercise.

10.26^#	SeatGeek 2017 Equity Incentive Plan.

10.27^#	SeatGeek 2017 Equity Incentive Plan Form of Stock Option Grant Notice and Agreement.

10.28^#	SeatGeek 2017 Equity Incentive Plan Forms of Restricted Stock Unit Grant Notice and Agreement.

10.29^#	SeatGeek 2017 Equity Incentive Plan - Israeli Sub-Plan.

10.30#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Jon Groetzinger.

10.31#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Adam Lichstein.

10.32#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Paulo Cunha.

10.33#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Danielle du Toit.

Exhibit Number	Description of Exhibits

10.34#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Brian Murphy.

10.35#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Brad Tacy.

10.36#	Letter Agreement, dated as of October 4, 2021, by and between SeatGeek, Inc. and Carolyn Patterson.

10.37#	First Amendment to Loan and Security Agreement, dated as of February 3, 2020, by and among SeatGeek, Inc., Every Fan Tickets, LLC and Hercules Capital, Inc., as both agent and lender.

10.38#	Second Amendment to Loan and Security Agreement, dated as of June 30, 2020, by and among SeatGeek, Inc., Every Fan Tickets, LLC and Hercules Capital, Inc., as both agent and lender.

10.39#	Third Amendment to Loan and Security Agreement, dated as of April 28, 2022, by and among SeatGeek, Inc., Every Fan Tickets, LLC and Hercules Capital, Inc., as both agent and lender.

10.40(12)	Promissory Note issued to RedBall SponsorCo LP, dated as of February 23, 2022.

21.1#	List of Subsidiaries of Registrant.

23.1#	Consent of KPMG LLP, independent registered accounting firm for SeatGeek, Inc.

23.2#	Consent of WithumSmith+Brown, PC, independent registered accounting firm for RedBall Acquisition Corp.

23.3#	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of Exhibit 5.1).

23.4#	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included as part of Exhibit 8.1).

24.1#	Power of Attorney (included on the signature page to the original filing of this Registration Statement).

99.1#	Consent of Jon Groetzinger to be named as a director of New SeatGeek.

99.2#	Consent of Russell D’Souza to be named as a director of New SeatGeek.

99.3#	Consent of John Locke to be named as a director of New SeatGeek.

99.4#	Consent of Daniel Stephen Hafner to be named as a director of New SeatGeek.

99.5#	Consent of Laurel Richie to be named as a director of New SeatGeek.

99.6#	Consent of Anna Baird to be named as a director of New SeatGeek.

99.7#	Consent of Melissa Selcher to be named as a director of New SeatGeek.

99.8#	Form of Preliminary Proxy Card for the Registrant’s Extraordinary General Meeting.

101.INS#	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

101.SCH#	Inline XBRL Taxonomy Extension Schema Document.

101.CAL#	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF#	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB#	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE#	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

107	Calculation of Filing Fee Tables

#	Previously filed.
†	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish to the SEC a copy of any omitted schedule or exhibit upon request.

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish to the SEC a copy of any omitted schedule or exhibit upon request.
^	Indicates management contract or compensatory plan.
(1)	Incorporated by reference to Exhibit 4.1 filed with the Registration Statement on Form S-1 (File No. 333-240138) filed by the Registrant on July 28, 2020 and as subsequently amended (“Form S-1”).
(2)	Incorporated by reference to Exhibit 4.2 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(3)	Incorporated by reference to Exhibit 4.3 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(4)	Incorporated by reference to Exhibit 4.4 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(5)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 18, 2020.
(6)	Incorporated by reference to the Company’s Current Report on Form 8-K filed on October 13, 2021.
(7)	Incorporated by reference to Exhibit 10.5 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(8)	Incorporated by reference to Exhibit 10.6 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(9)	Incorporated by reference to Exhibit 10.7 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(10)	Incorporated by reference to Exhibit 10.9 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(11)	Incorporated by reference to Exhibit 10.10 filed with the Form S-1 filed by the Registrant on July 28, 2020 and as subsequently amended.
(12)	Incorporated by reference to Exhibit 10.12 filed with Annual Report on Form 10-K filed by the Registrant on February 25, 2022 and as subsequently amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 4, 2022.

REDBALL ACQUISITION CORP.

By:	/s/ Alec Scheiner
Name: Alec Scheiner
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 4, 2022.

Signature	Title

*	Co-Chairman of the Board of Directors
Gerald Cardinale

*	Co-Chairman of the Board of Directors
Billy Beane

/s/ Alec Scheiner	Chief Executive Officer (Principal Executive Officer)
Alec Scheiner

*	Chief Financial Officer (Principal Financial and Accounting Officer)
David Grochow

*	Director
Volkert Doeksen

*	Director
Deborah A. Farrington

*	Director
Richard C. Scudamore

*	Director
Richard H. Thaler

*	Director
Lewis N. Wolff

*By:	/s/ Alec Scheiner
Name:	Alec Scheiner
Title:	Attorney-in-fact